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                                                                     EXHIBIT 16

                                                              May 15, 1996

Securities and Exchange Commission

450 Fifth Street, Northwest

Washington, D.C. 20549

Gentlemen:

  We have read the section entitled "Additional Information" included in the CFM Technologies, Inc. Registration Statement on Form S-1 as filed with the Securities and Exchange Commission on December 13, 1995, and are in agreement with the statements contained therein regarding the Company's former auditors.

                                          Stockton Bates & Company, P.C.

                                          Certified Public Accountants